                                                                     EXHIBIT 3.6


                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                        AVALON CABLE OF NEW ENGLAND LLC

          This Amended and Restated Limited Liability Company Agreement (this "Agreement") of Avalon Cable of New England LLC, a Delaware limited liability
----------
company (the "LLC") is entered into as of November 6, 1998, by Avalon Cable of
              ---
New England Holdings, Inc., f/k/a Avalon Cable NE, Inc., a Delaware corporation ("Avalon NE"), and Avalon Cable LLC, a Delaware limited liability company
  ---------
("Avalon Cable").
--------------

          On May 29, 1998, Joel C. Cohen ("Cohen"), David Unger ("Unger") and
                                           -----                  -----
Avalon NE entered into an Amended and Restated Limited Liability Company Agreement (the "Prior Agreement"), the execution and delivery of which withdrew
                ---------------
Cohen and Unger (the initial organizers and members of the LLC) as members of the LLC and named Avalon NE as the sole member of the LLC.

          Avalon NE entered into a Securities Purchase Agreement (as in effect from time to time, the "Securities Purchase Agreement") dated as of November 6,
                        -----------------------------
1998, by and among the Avalon Cable, Avalon Cable Holdings, LLC, a Delaware limited liability company, Avalon Cable of Michigan Holdings, Inc., a Delaware corporation, Avalon NE, Avalon Cable of Michigan, Inc., a Pennsylvania corporation, and Avalon Investors, L.L.C., pursuant to which, among other things, Avalon NE shall contribute its membership interest in the LLC to Avalon Cable in exchange for certain securities of Avalon Cable.

          In accordance with the Prior Agreement and the Act (as defined below) and to effectuate the transactions contemplated by the Securities Purchase Agreement, Avalon NE and Avalon Cable have agreed that upon the execution and delivery of this agreement: (a) Avalon Cable will become a member of the LLC,
(b) Avalon NE will withdraw as a member of the LLC, (c) upon and after such withdrawal, Avalon Cable will be the sole member of the LLC (in such capacity, the "Member"), and (d) the Prior Agreement will be superseded and amended and
     ------
restated in its entirety as provided herein.

          NOW, THEREFORE, for good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree that: (a) Avalon Cable hereby becomes a member of the LLC, (b) Avalon NE hereby withdraws as a member of the LLC, and (c) the Prior Agreement is hereby superseded and amended and restated in its entirety as follows:

          1.  NAME.  The name of the limited liability company governed hereby
              ----
     (the "Company") is Avalon Cable of New England LLC.
           -------

          2.  PURPOSE.  The Company does and will exist for the object and
              -------
     purpose of, and the nature of the business to be conducted and promoted by the Company is and will be, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act (6 Del.C. (S) 18-101, et seq.), as in effect from
                              ------             -- ---
     time to time (the "Act"), and engaging in any and all activities necessary
                        ---
     or incidental to the foregoing.

          3.   MEMBERS.  The name and mailing address of the sole Member is as
               -------
     follows:

               Name                      Address
               ----                      -------
          Avalon Cable LLC               201 E. 69th Street
                                         Penthouse G
                                         New York, NY  10021

          4.  POWERS.  The Member, as the sole member of the Company, shall
              ------
     manage the Company in accordance with this Agreement. The actions of the Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Company shall not have any "manager," as that term is defined in the Act.

               i. The Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business, operations and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. Subject to the provisions of this Agreement, the Member (and the officers appointed under clause (ii) below) shall have general and active management of the day to day business and operations of the Company. In addition, the Member shall have such other powers and duties as may be prescribed by this Agreement. Such duties may be delegated by the Member to officers, agents or employees of the Company as the Member may deem appropriate from time to time.

               ii. The Member may, from time to time, designate one or more persons to be officers of the Company. No officer need be a member of the Company. Any officers so designated will have such authority and perform such duties as the Member may, from time to time, delegate to them. The Member may assign titles to particular officers, including, without limitation, chairman, chief executive officer, president, vice president, chief operating officer, secretary, assistant secretary, treasurer and assistant treasurer. Each officer will hold office until his or her successor will be duly designated and will qualify or until his or her death or until he or she will resign or will have been removed. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company will be fixed from time to time by the Member or by any officer acting within his or her authority. Any officer may be removed as such, either with or without cause, by the Member whenever in his, her or its judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company may be filled by the Member. The names of the initial officers of the Company, and their respective titles, are set forth on the attached Schedule 1.

          6.  TAX ELECTIONS.  The fiscal and taxable year of the Company shall
              -------------
     be the calendar year.

          7.  DISSOLUTION.  The Company shall dissolve, and its affairs shall be
              -----------
     wound up upon the first to occur of the following (a) the written consent of the Member, (b) the death, retirement, resignation, expulsion, insolvency, bankruptcy or dissolution of the Member, or (c) the occurrence of any other event which terminates the continued membership of the Member in the Company.

          8.  ALLOCATION OF PROFITS AND LOSSES.  The Company's profits and
              --------------------------------
     losses shall be allocated to the Member.

          9.  LIABILITY OF MEMBER.  The Member shall not have any liability for
              -------------------
     the obligations or liabilities of the Company except to the extent provided in the Act.

          10.  GOVERNING LAW.  This Agreement shall be governed by, and
               -------------
     construed under, the internal laws of the State of Delaware, all rights and remedies being governed by said laws.


                       *         *          *         *

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.


                                    AVALON CABLE OF NEW ENGLAND HOLDINGS, INC.

                                    By:___________________________

                                    Its:__________________________


                                    AVALON CABLE LLC

                                    By:___________________________

                                    Its:__________________________

                                  SCHEDULE 1

                               INITIAL OFFICERS
                               ----------------


          David Unger           Chairman and Assistant Secretary

          Joel Cohen            President, Chief Executive Officer and Secretary

          Peggy Koenig          Vice President and Assistant Secretary

          Jay Grossman          Vice President and Assistant Secretary


                                      -5-